Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Oppenheimer LifeSpan Growth Fund
Oppenheimer LifeSpan Balanced Fund
Oppenheimer LifeSpan Income Fund


We consent to the use of our report dated November 21, 1996 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------------------
KPMG Peat Marwick LLP


Denver, Colorado
February 19, 1997



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